UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2015

CAPITOL ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35898	27-4749725
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

509 7th Street, N.W., Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

(202) 654-7060

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01. Other Events.

On February 9, 2015, Capitol Acquisition Corp. II (the “Company”) received notice that a Nasdaq Hearings Panel had granted the Company’s request for continued listing of the Company’s securities on The Nasdaq Stock Market (“Nasdaq”), subject to certain conditions.

The Company had requested a hearing to appeal the Nasdaq Staff’s determination to delist the Company’s securities for failure to solicit proxies and hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2013, as required by Nasdaq Listing Rules 5620(a) and (b). The hearing was held before the Nasdaq Hearings Panel on February 5, 2015.

The Nasdaq Hearings Panel’s decision is subject to certain conditions, including without limitation that, on or before May 15, 2015, the Company complete a business combination and receive from the Nasdaq Staff a determination that the business combination will meet all initial listing criteria for listing on Nasdaq. Failure to comply with the conditions could result in the delisting of the Company’s securities from Nasdaq. There can be no assurance that the Company will be able to satisfy these conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL ACQUISITION CORP. II
Dated: February 11, 2015
	By:	/s/ Mark D. Ein
Mark D. Ein Chief Executive Officer